EXHIBIT 99.1

3D Systems Reports Operating Results for Fourth-Quarter and Full-Year 2008

Company Reports Higher Cash and Improved Fourth Quarter Gross Profit Margin and Operating Income On Lower Revenue and Lower Operating Expenses

ROCK HILL, S.C., March 4, 2009 (GLOBE NEWSWIRE) -- 3D Systems Corporation (Nasdaq:TDSC), a leading provider of 3-D Printing, Rapid Prototyping and Manufacturing solutions, announced today its operating results for the fourth-quarter and year-end 2008. The company also announced the filing with the SEC today of its Annual Report on Form 10-K.

The company will hold a conference call to discuss these results tomorrow morning, March 5, 2009 at 9:00 a.m., Eastern Time. Additional information relating to that call is provided below.

The company reported improved gross profit margin and operating income for the fourth quarter of 2008 with lower revenue and lower operating expenses. The company also reported higher unrestricted cash than it had at September 30, 2008.

The table below summarizes the company's key financial results. They are within the ranges that the company preliminarily announced on February 17, and they include the effect of an increase in the company's bad debt expense in the fourth-quarter 2008 that the company made upon learning on February 25, 2009 that a large Japanese customer filed for financial reorganization under Japanese law. The net effect of this increase in the company's bad debt expense was to reduce E.P.S. for the fourth-quarter and full-year 2008 by $0.02.

                          Operating Highlights
                  Fourth Quarter and Full Year of 2008
              ($ in millions except for per share amounts)

 ---------------------------------------------------------------------
                             Fourth Quarter             Full Year
                         ---------------------------------------------
                                           %                       %
  Operating Highlights    2008    2007  Change    2008    2007  Change
 ---------------------------------------------------------------------
 Revenue                  $34.9   $44.9   (22%)  $138.9  $156.5   (11%)
 ---------------------------------------------------------------------
 Gross profit             $15.4   $18.1           $56.0   $63.5
  % of Revenue              44%     40%   (15%)     40%     41%   (12%)
 ---------------------------------------------------------------------
 Operating expenses       $13.9   $16.7           $61.1   $68.6
  % of Revenue              40%     37%   (17%)     44%     44%   (11%)
 ---------------------------------------------------------------------
 Operating income (loss)   $1.5    $1.4           ($5.1)  ($5.1)
  % of Revenue               4%      3%     5%       NM      NM    (1%)
 ---------------------------------------------------------------------
 Net income (loss)         $1.8    $1.4           ($6.2)  ($6.7)
  % of Revenue               5%      3%    37%       NM      NM    (9%)
 =====================================================================
 Diluted income (loss)
  per share               $0.08   $0.06    33%   ($0.28) ($0.33)  (15%)
 ---------------------------------------------------------------------
 Unrestricted cash        $22.2   $29.7   (25%)   $22.2   $29.7   (25%)
 ---------------------------------------------------------------------
 Depreciation and
  amortization             $1.7    $1.5            $6.7    $7.0
  % of Revenue               5%      3%    13%       5%      4%    (4%)
 ---------------------------------------------------------------------
      NM = Not Meaningful

"I am grateful that amidst a broadening global economic crisis, during the fourth quarter, we were able to continue to reduce our operating expenses while improving our gross profit margin and unrestricted cash," said Abe Reichental, 3D Systems' president and chief executive officer. "For 2008, our total revenue deteriorated some 11% as a result of the worsening global recession and frozen credit markets, a very challenging operating environment that adversely impacted many of our automotive, aerospace and consumer electronics customers and their first-tier service providers. While these unprecedented global economic conditions resulted in a significant decline in large-frame systems' sales and slowed down our materials' revenue growth, our new lineup of 3-D Printers continued to generate revenue growth," continued Reichental.

During the fourth quarter, revenue from 3-D Printers increased by 64% over the comparable 2007 period. Additionally, half of the $1.4 million of backlog that the company had at December 31, 2008 was attributable to 3-D Printers. The increase in 3-D Printer sales was not enough to overcome the continued decline in revenue from large-frame and mid-frame systems. As a result, total systems revenue declined by 34% to $11.7 million in the fourth quarter of 2008 compared to the 2007 period.

The company's integrated materials' revenue grew to 28% of total materials' sales for the quarter. This increase continued the sequential trend experienced for each quarter in 2008, which started at 22% in the first quarter, but was not enough to counter the flattening of total materials' revenue over the course of 2008 and its decline to $14.8 million in the fourth quarter of 2008 from $17.1 million in the fourth quarter of 2007.

Although gross profit declined by 15% to $15.4 million for the fourth-quarter 2008 from $18.1 million in the 2007 quarter on lower revenue, gross profit margin increased to 44%, up almost 400 basis points year-over-year and up more than 500 basis points sequentially.

Net income (loss) for the fourth-quarter and full-year 2008 included the benefit of a favorable foreign tax settlement amounting to $1.2 million or $0.05 per fully diluted earnings per share.

For the full-year 2008, systems' revenue declined by 29% to $41.3 million. Sales of 3-D Printers increased by 51% for the 2008 year compared to 2007. Materials' revenue remained relatively flat at $62.3 million in 2008 and $62 million in 2007. Service revenue decreased modestly by 3% to $35.3 million for the full-year 2008 primarily as a result of the decline in systems revenue.

Notwithstanding its lower 2008 revenue, the company reported that, as a result of its continuing improvements in its gross profit margins and lower operating expenses, its net loss for 2008 improved to $6.2 million from $6.7 million for the full-year 2007.

The company also reported that at year-end 2008 it had $22.2 million of unrestricted cash on hand.

"Having recognized the effects of the contracting economy earlier in the year, I am pleased that we were able to implement a series of focused, cost-reduction and profit-improvement programs without impairing any of our critical, new product-development programs. As a result, the company's profitability improved in this difficult business environment," continued Reichental. "While the future effect of this broadening recession on our business is difficult to predict, we expect to continue to strengthen our cost-control program and our operating results throughout 2009."

"I believe that our new and improved lineup of 3-D Printers and Direct Rapid Manufacturing Systems and Materials can help our existing and prospective customers reduce their development costs, shorten their time to market and provide real, economic cost-saving alternatives to their traditional design and manufacturing processes at a time when all can benefit from tangible, here and now cost savings. As evidenced by the positive traction we are getting from our new 3-D Printers, I believe that even within the current elongated capital spending cycle, it is reasonable to expect that our cost-saving system solutions could help drive demand for our products during this uncertain economic period," continued Reichental.

"In line with this expectation, we plan to move forward with two of our previously announced 3-D Printer commercial introductions. During the second quarter of 2009, we expect to commence commercial shipments of our long anticipated V-Flash(r) Modeler, our first sub-ten-thousand dollar desktop modeler, and in the third quarter, we plan to begin shipping the Projet(tm) 5000, our new large-format 3-D Printer," added Reichental.

"I am pleased that, even during a period of lower demand among our automotive, aerospace and consumer electronics customers and their tier-one service providers for paid parts, our integrated materials' revenue continued to grow in 2008 albeit at a slower rate, indicating that our integrated materials' strategy is working," continued Reichental.

"Our year-end cash position reflects in part our continued progress to conserve cash by reducing our cost of sales and our operating expenses and the ongoing improvement of our working capital management," continued Reichental. "We believe that our financial resources remain adequate for our current and anticipated needs during this unprecedented economic period."

"However, recognizing that several of our current customers may experience solvency difficulties or have already taken steps to obtain reorganization protection available to them by law, we remain very vigilant in our credit and collection activities," continued Reichental. "Our pro-active approach toward reducing future potential bad debt exposure may in some instances result in curtailment of our recurring revenue generation opportunities as we elect to take specific steps to balance risk and exposure against additional revenue opportunities. We are planning, if marketplace conditions deteriorate further, to be ready to act on additional cost control and working capital management improvements as needed to see us through this trying period," concluded Reichental.

Conference Call and Audio Webcast Details

3D Systems will hold a conference call and audio webcast to discuss its operating results for the quarter and the year-ended December 31, 2008 on March 5, 2009 at 9:00 a.m., Eastern Time.

 * To access the March 5, 2009 Conference Call, dial 1-888-336-3485
   (or 706-634-0653 from outside the United States).  The confirmation code is 85493285.

 * To access the audio webcast on March 5, 2009, log onto 3D Systems'
   Web site at www.3dsystems.com/ir.  To ensure timely participation and technical capability, we recommend logging on a few minutes prior to the conference call to activate your participation.  The webcast will be available for replay beginning approximately three hours after completion of the call at: www.3dsystems.com/ir.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking. Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems Corporation

3D Systems is a leading provider of 3-D Printing, Rapid Prototyping and Manufacturing solutions. Its systems and materials reduce the time and cost of designing products and facilitate direct and indirect manufacturing by creating actual parts directly from digital input. These solutions are used for design communication and prototyping as well as for production of functional end-use parts: Transform your products.

More information on the company is available at www.3dsystems.com, or via email at moreinfo@3dsystems.com.

The 3D Systems Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4537

                       3D SYSTEMS CORPORATION
            Condensed Consolidated Statements of Operations
        Three Months and Twelve Months Ended December 31, 2008
                       and December 31, 2007
              (in thousands, except per share amounts)

                                Three Months Ended Twelve Months Ended
                                    December 31         December 31
                                ------------------  ------------------
                                  2008      2007      2008      2007
                                --------  --------  --------  --------
                                    (Unaudited)        (Unaudited)

 Revenue:
  Products                      $ 26,576  $ 34,855  $103,613  $120,147
  Services                         8,344    10,075    35,327    36,369
                                --------  --------  --------  --------
   Total revenue                  34,920    44,930   138,940   156,516

 Cost of sales:
  Products                        13,279    20,183    55,975    65,633
  Services                         6,207     6,607    26,997    27,423
                                --------  --------  --------  --------
   Total cost of sales            19,486    26,790    82,972    93,056
                                --------  --------  --------  --------

 Gross profit                     15,434    18,140    55,968    63,460
                                --------  --------  --------  --------

 Operating expenses:
  Selling, general and
   administrative                  9,826    12,512    45,859    54,159
  Research and development         4,108     4,192    15,199    14,430
                                --------  --------  --------  --------
   Total operating expenses       13,934    16,704    61,058    68,589
                                --------  --------  --------  --------

 Income (loss) from operations     1,500     1,436    (5,090)   (5,129)

 Interest expense and other, net     413        21       770     1,120
                                --------  --------  --------  --------

 Income (loss) before provision
  (benefit) for income taxes       1,087     1,415    (5,860)   (6,249)
 Provision (benefit)
  for income taxes                  (762)       62       294       491
                                --------  --------  --------  --------
 Net income (loss)              $  1,849  $  1,353  $ (6,154) $ (6,740)
                                ========  ========  ========  ========

 Shares used to calculate
  basic net income (loss)
  per share                       22,366    22,163    22,352    20,631
                                ========  ========  ========  ========
 Basic net income (loss)
  per share (1)                 $   0.08  $   0.06  $  (0.28) $  (0.33)
                                ========  ========  ========  ========

 Shares used to calculate
  diluted net income (loss)
  available to common
  stockholder per share (1)       22,469    22,759    22,352    20,631
                                ========  ========  ========  ========

 Diluted net income (loss)      $   0.08  $   0.06  $  (0.28) $  (0.33)
                                ========  ========  ========  ========

  (1) See Schedule 1 for the calculation of basic and diluted net income (loss) per share.

                          3D SYSTEMS CORPORATION
                  Condensed Consolidated Balance Sheets
                 December 31, 2008 and December 31, 2007
                              (in thousands)

                                                      2008      2007
                                                    ------------------
                                                       (Unaudited)

                            ASSETS

 Current assets:
  Cash and cash equivalents                         $ 22,164  $ 29,689
  Accounts receivable, net                            25,166    31,115
  Inventories, net                                    21,018    20,041
  Prepaid expenses and other current assets            1,711     4,429
  Deferred income tax assets                             935       693
  Restricted cash - short-term                         3,309     1,200
  Assets held for sale, net                               --     3,454
                                                    --------  --------
   Total current assets                               74,303    90,621

 Property and equipment, net                          24,072    21,331
 Intangible assets, net                                3,663     5,170
 Goodwill                                             48,010    47,682
 Other assets, net                                     2,954     2,581
                                                    --------  --------
                                                    $153,002  $167,385
                                                    ========  ========

             LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
  Industrial development bonds related to assets
   held for sale                                    $  3,085  $  3,325
  Current portion of capitalized lease obligations       195       181
  Accounts payable                                    17,133    20,712
  Accrued liabilities                                  8,057    12,248
  Customer deposits                                    1,136     1,537
  Deferred revenue                                     9,418    11,712
                                                    --------  --------
   Total current liabilities                          39,024    49,715

 Long-term portion of capitalized lease obligations    8,467     8,663
 Other liabilities                                     3,277     4,238
                                                    --------  --------
   Total liabilities                                  50,768    62,616
                                                    --------  --------

 Stockholders' equity:
  Common stock, $0.001 par value, authorized
   60,000 shares; 22,424 (2008) and 22,224 (2007)
   issued                                                 22        22
  Additional paid-in capital                         176,180   173,645
  Treasury stock, at cost; 59 shares (2008) and
   50 shares (2007)                                     (120)     (111)
  Accumulated deficit in earnings                    (78,557)  (72,403)
  Accumulated other comprehensive income               4,709     3,616
                                                    --------  --------
   Total stockholders' equity                        102,234   104,769
                                                    --------  --------
                                                    $153,002  $167,385
                                                    ========  ========

                        3D SYSTEMS CORPORATION
             Condensed Consolidated Statements of Cash Flows
       Twelve Months Ended December 31, 2008 and December 31, 2007
                            (in thousands)

                                                   Twelve Months Ended
                                                        December 31,
                                                    ------------------
                                                      2008      2007
                                                    --------  --------
                                                        (Unaudited)

 Cash flows from operating activities:
 Net loss                                           $ (6,154) $ (6,740)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities :
  Provision for (benefit of) deferred income taxes      (243)     (268)
  Depreciation and amortization                        6,676     6,970
  Provision for bad debts                                849       109
  Stock-based compensation                             1,437     2,668
  Loss on disposition of property and equipment          167         6
  Changes in operating accounts:
   Accounts receivable                                 3,484     4,988
   Inventories                                        (2,461)    6,055
   Prepaid expenses and other current assets           2,592     2,000
   Accounts payable                                   (2,802)   (7,141)
   Accrued liabilities                                (3,228)     (683)
   Customer deposits                                    (383)   (4,977)
   Deferred revenue                                   (2,023)     (160)
   Other operating assets and liabilities             (1,390)     (202)
                                                    --------  --------
   Net cash provided by (used in) operating
    activities                                        (3,479)    2,625
                                                    --------  --------

 Cash flows used in investing activities:
  Purchase of property and equipment                  (5,811)     (946)
  Proceeds from disposition of property and
   equipment                                           3,454        21
  Additions to license and patent costs                 (297)     (683)
  Software development costs                              --      (597)
                                                    --------  --------
   Net cash used in investing activities              (2,654)   (2,205)
                                                    --------  --------

 Cash flows provided by (used in)
  financing activities:
  Bank (repayments) borrowings                            --    (8,200)
  Proceeds from issuance of common stock                  --    20,367
  Stock option and restricted stock proceeds           1,098     2,890
  Repayment of long-term debt                           (423)     (388)
  Restricted cash                                     (2,109)       --
                                                    --------  --------
   Net cash provided by (used in) financing
    activities                                        (1,434)   14,669

 Effect of exchange rate changes on cash                  42       269
                                                    --------  --------
 Net increase (decrease) in cash and cash
  equivalents                                         (7,525)   15,358

 Cash and cash equivalents at the beginning of
  the period                                          29,689    14,331
                                                    --------  --------
 Cash and cash equivalents at the end of the period $ 22,164  $ 29,689
                                                    ========  ========
 Supplemental Cash Flow Information:
 Interest payments                                  $    939  $  1,833
 Income tax payments                                     692     1,776
 Non-cash items:
   Conversion of 6% convertible subordinated
    debentures                                            --    15,354
   Transfer of equipment from inventory to
    property and equipment                             4,615     1,644
   Transfer of equipment to inventory from
    property and equipment                             2,395       946

                          Schedule 1

 Following is a reconciliation of the numerator and denominator of the basic and diluted net loss available to common stockholders per share computations:

                                   Three Months        Twelve Months
                                 Ended December 31   Ended December 31
                                ------------------  ------------------
                                  2008      2007      2008      2007
                                --------  --------  --------  --------
                                   (Unaudited)          (Unaudited)

 Basic and diluted earnings
  (loss) per share:
 Basic earnings (loss) per share:
 Numerator:
 Net income (loss) available
  to common stockholders        $  1,849  $  1,353  $ (6,154) $ (6,740)
                                ========  ========  ========  ========
 Denominator:
 Weighted average common
  shares outstanding              22,366    22,163    22,352    20,631
                                ========  ========  ========  ========

 Basic net income (loss)
  available to common
  stockholders, per share       $   0.08  $   0.06  $  (0.28) $  (0.33)
                                ========  ========  ========  ========

 Diluted earnings (loss)
  per share:
 Numerator:
 Net income (loss) available
  to common stockholders        $  1,849  $  1,353  $ (6,154) $ (6,740)
                                ========  ========  ========  ========
 Denominator:
 Weighted average common
  shares outstanding              22,366    22,163    22,352    20,631
 Effect of dilutive securities:
 Stock options and restricted
  stock awards                       103       596        --        --
                                --------  --------  --------  --------
 Diluted weighted average
  shares outstanding              22,469    22,759    22,352    20,631
                                ========  ========  ========  ========

 Diluted net income (loss)
  available to common
  stockholders, per share       $   0.08  $   0.06  $  (0.28) $  (0.33)
                                ========  ========  ========  ========

CONTACT: 3D Systems Corporation
         Investor Contact:
         Chanda Hughes
           803-326-4010
           HughesC@3dsystems.com
         Media Contact:
         Katharina Hayes
           803-326-3941
           HayesK@3dsystems.com